INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as restated March 1, 2011) (the “Plan”), is hereby further amended, effective as of October 31, 2011, unless otherwise indicated, as follows:

1.
By replacing the table in Section D‑1‑2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Bell Electrical Contractors, Inc.	January 1, 2002
Bitter Creek Pipelines, LLC1/3	January 1, 2010 (January 1, 2001)
Cascade Natural Gas Corporation	January 1, 2011 July 2, 2007
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Granite City Ready Mix, Inc.	June 1, 2002
Great Plains Natural Gas Co.	January 1, 2008

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Intermountain Gas Company	January 1, 2011
Jebro Incorporated	November 1, 2005
Kent’s Oil Service	January 1, 2007
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Southern Idaho Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation – Northwest (the Spokane Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Oregon Electric Construction, Inc.[3]	March 7, 2011
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Holdings, Inc.1/3	January 1, 2009
WHC, Ltd.	September 1, 2001
Williston Basin Interstate Pipeline Company1/3	January 1, 2009

1Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution. Employees of the Total Corrosion Solutions division of Bitter Creek Pipelines, LLC are excluded from this feature.
2In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.
3Requirement to be an Active Employee on the last day of the Plan Year does not apply.

Explanation: This amendment removes Frebco, Inc. (FREBCO) as a Participating Affiliate of Supplement D-1 of the K-Plan as the result of FREBCO benefit eligible employees being moved to Wagner Industrial Electric, Inc.

2.	Effective January 1, 2012, by replacing the following entries in Schedule A:

Knife River Corporation – Northwest (the Southern Oregon Division, f/k/a Rogue) shall make a matching contribution equal to one hundred percent (100%) of each Southern Oregon Division employee’s participating savings contribution, up to the Participant’s maximum savings contributions of ten (10%) of compensation for each pay period.

Effective April 1, 1994 – December 31, 2011

***************************************************

Knife River Corporation – Northwest (the Western Oregon Division, f/k/a MBI) shall not make a matching contribution of each Western Oregon Division employee’s participating savings contribution.

Effective September 1, 2004 – December 31, 2011

***************************************************

Explanation: This amendment provides an end date to the matching contribution provisions for these divisions as a result of adopting the standard match provisions of Section 3.3(a) due to standardizing retirement benefits for KRC-NW, effective January 1, 2012.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this 29th day of December, 2011.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By: /s/ Doran N. Schwartz
Doran N. Schwartz, Chairman